Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of October 24, 2008, is by and among Transmeridian Exploration Inc., a British Virgin Islands company (“Pledgor”), The Bank of New York Mellon (formerly known as The Bank of New York), in its capacity as Collateral Agent for the benefit of the Secured Parties referred to below (in such capacity, the “Collateral Agent”), The Bank of New York Mellon, in its capacity as trustee under the Original Indenture referred to below (in such capacity, the “Original Trustee”), and The Bank of New York Mellon, in its capacity as trustee under the New Indenture referred to below (in such capacity, the “New Trustee”).

RECITALS

WHEREAS, Pledgor, the Collateral Agent and the Original Trustee are parties to that certain Pledge Agreement, dated as of December 22, 2005, as amended by Amendment No. 1 to the Pledge Agreement, dated as of May 26, 2006 (the “Existing Pledge Agreement”), pledging all Capital Stock held by Pledgor in each of Transmeridian (Kazakhstan) Incorporated, a British Virgin Islands company (“Transmeridian Kazakhstan”), and Bramex Management, Inc., a British Virgin Islands company (“Bramex”), each a wholly-owned subsidiary of Pledgor;

WHEREAS, pursuant to that certain Indenture, dated as of December 12, 2005, as amended by the First, Second and Third Supplemental Indentures thereto, dated as of December 22, 2005, May 24, 2006 and the date hereof, respectively, by and among Pledgor, the Original Trustee and the Guarantors from time to time party thereto (as amended by the First and Second Supplemental Indentures thereto, the “Existing Indenture” and, as further amended by the Third Supplemental Indenture thereto and as further amended, restated, supplemented or otherwise modified from time to time, the “Original Indenture”), Pledgor has issued an aggregate $290 million principal amount of its senior secured notes due 2010 (the “Original Notes”);

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof, by and among Pledgor, the New Trustee and the Guarantors from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “New Indenture” and, together with the Original Indenture, the “Indentures”), Pledgor will issue its senior secured notes due 2010 (the “New Notes” and, together with the Original Notes, the “Notes”) in exchange for all or a portion of the Original Notes;

WHEREAS, pursuant to the terms of the Original Indenture, the Original Notes and Pledgor’s payment obligations under the Original Indenture, including obligations to the Original Trustee, (a) will continue to be secured, in part, by a pledge of all of the Capital Stock held by Pledgor in Transmeridian Kazakhstan and Bramex and by a pledge of all of the Capital Stock directly held by Pledgor in any other existing or future Restricted Subsidiary and (b) will be further secured by a pledge of all existing and future intercompany indebtedness owed to Pledgor by Transmeridian Exploration Incorporated (“Parent”) or any Restricted Subsidiary;

WHEREAS, pursuant to the terms of the New Indenture, the New Notes and Pledgor’s payment obligations under the New Indenture, including obligations to the New Trustee, will be secured, in part, by (a) a pledge of all of the Capital Stock held by Pledgor in Transmeridian Kazakhstan and Bramex and by a pledge of all of the Capital Stock directly held by Pledgor in any other existing or future Restricted Subsidiary and (b) a pledge of all existing and future intercompany indebtedness owed to Pledgor by Parent or any Restricted Subsidiary;

WHEREAS, pursuant to the terms of the Original Indenture and the New Indenture, Pledgor shall have granted the security interests in the Pledged Collateral (as defined below) contemplated under this Pledge Agreement in favor of the Collateral Agent for the ratable benefit of the holders of the Original Notes, the holders of the New Notes, the Original Trustee, the New Trustee and the Collateral Agent (collectively, the “Secured Parties”) to secure the Secured Obligations (as defined below);

WHEREAS, pursuant to the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008 (as supplemented by the supplement thereto dated September 23, 2008, the “Solicitation Statement”), of Parent and Pledgor, Pledgor has solicited consents of the holders of the Original Notes to authorize certain amendments to the Existing Indenture and to the Security Documents (as defined in the Existing Indenture), including the Existing Pledge Agreement, and, in connection therewith, Pledgor has obtained the written consent of the holders of the requisite “outstanding” (as defined in the Existing Indenture) principal amount of the Original Notes consenting to the substance of the amendment and restatement in its entirety of the Existing Pledge Agreement as set forth herein, evidence of which that is satisfactory to the Original Trustee having been filed therewith;

WHEREAS, pursuant to Sections 9.6 and 12.4 of the Existing Indenture, the Original Trustee has received an officer’s certificate and an opinion of counsel as to the matters specified therein; and

WHEREAS, Pledgor, the Collateral Agent, the Original Trustee and the New Trustee have each agreed to enter into this Pledge Agreement pursuant to the terms of the Original Indenture and the New Indenture to amend and restate the Existing Pledge Agreement (a) to provide that the security interests granted by Pledgor in the Pledged Collateral in favor of the Collateral Agent shall be granted for the ratable benefit of the Secured Parties to secure, among other things, the obligations of Pledgor under each of the Indentures and (b) to make the other modifications to the Existing Pledge Agreement set forth herein.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Control, Entitlement Order, Financial Asset, Instrument (as defined in Section 9-102(47) of the UCC), Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security. As used herein, the following terms shall have the meanings ascribed to such terms in each of the Indentures (and for greater certainty, shall be inclusive of all such meanings): “Capital Stock”, “Guarantor”, “Lien”, “Permitted Lien”, “Person” and “Restricted Subsidiary”.

2. Pledge and Grant of Security Interest. Subject to the terms and conditions of this Pledge Agreement and to secure the performance of the Secured Obligations, Pledgor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Capital Stock. All of the issued and outstanding Capital Stock directly owned by Pledgor of each Person set forth on Schedule 2(a) attached hereto (collectively, together with the Capital Stock and other interests described in clauses (A) and (B) of this Section 2(a) and in Section 2(c) below, the “Pledged Capital Stock”), including, but not limited to, the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(B) without affecting the obligations of Pledgor under any provision prohibiting such action hereunder or under either Indenture, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Pledged Debt. All of the existing and future indebtedness owed to Pledgor by Parent or any Restricted Subsidiary, including all indebtedness listed on Schedule 2(b) hereto and issued by the obligors named therein, and any future indebtedness owed to Pledgor by any obligor listed on Schedule 2(b) hereto (collectively, together with the other interests described in clauses (A) and (B) of this Section 2(b), the “Pledged Debt”), including, but not limited to, the following:

(A) the instruments, if any, evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

(B) all additional indebtedness from time to time owed to Pledgor by any obligor listed on Schedule 2(b) or any other Restricted Subsidiary and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, in each case whether or not reflected on Schedule 2(b) and whether or not Schedule 2(b) is amended to refer to such additional indebtedness.

(c) Additional Interests. Any and all other Capital Stock or other equity interests directly owned by Pledgor in Transmeridian Kazakhstan, Bramex or any other existing or future Restricted Subsidiary, whether or not reflected on Schedule 2(a) and whether or not Schedule 2(a) is amended to refer to such additional interests.

(d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form, subject to Section 10(e).

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that Pledgor may from time to time hereafter pledge and deliver additional shares of Capital Stock or other equity interests, or additional indebtedness or instruments evidencing indebtedness, to the Collateral Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Collateral Agent, such additional shares of Capital Stock or other equity interests, or indebtedness or debt instruments, as the case may be, shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) or Schedule 2(b) is amended to refer to such additional shares, interests, indebtedness or instruments.

The parties agree that the pledge and security interests granted pursuant to the Existing Pledge Agreement shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, except as specifically modified by the terms hereof.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) the payment and performance by Pledgor of all Note Obligations (as defined in the Original Indenture) of Pledgor; (b) the payment and performance by Pledgor of all Note Obligations (as defined in the New Indenture) of Pledgor; (c) all expenses and charges, legal and otherwise, incurred by the Collateral Agent, the Original Trustee and/or the holders of the Original Notes in enforcing Pledgor’s obligations under the Original Indenture or in realizing on or protecting any security therefor, including without limitation the security granted hereunder; and (d) all expenses and charges, legal and otherwise, incurred by the Collateral Agent, the New Trustee and/or the holders of the New Notes in enforcing Pledgor’s obligations under the New Indenture or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. Pledgor shall deliver as security to the Collateral Agent, (i) simultaneously with or prior to the amendments to the Existing Pledge Agreement effected by this Pledge Agreement becoming operative, (A) all certificates representing the Pledged Capital Stock owned by Pledgor and (B) all instruments representing or evidencing the Pledged Debt (excluding, unless an Event of Default (as defined below) has occurred and is continuing and the Collateral Agent has requested such delivery, Pledged Debt in an aggregate principal amount not in excess of $100,000), in each case together with the delivery of signed, undated instruments of transfer for the Pledged Collateral to the Collateral Agent or its designee; and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Pledged Collateral owned by Pledgor (except, in the case of Pledged Debt, unless an Event of Default has occurred and is continuing and the Collateral Agent has requested such delivery, instruments representing Pledged Debt in an aggregate principal amount not in excess of $100,000). Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of Pledgor shall be held in trust by Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent.

(b) Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including, without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Capital Stock; or (iv) distributions of Capital Stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements; Other Perfection Actions. Pledgor hereby agrees to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as are necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC that specifically describes the Pledged Collateral in such manner as is necessary or advisable. Pledgor shall also execute and deliver to the Collateral Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and, subject to the terms of each Indenture, any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Pledged Collateral or any portion thereof, in each case, including as the Collateral Agent may reasonably request) and do all such other things as are necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments, including as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.

(d) With respect to the Pledged Capital Stock of each of Transmeridian Kazakhstan and Bramex, Pledgor shall request and procure the entry on the share register of Transmeridian Kazakhstan and Bramex, as applicable, of (i) a statement that the Capital Stock is charged; (ii) the name of the Collateral Agent; and (iii) the date on which the aforesaid particulars are entered into the share register. In addition, Pledgor shall procure the filing of same with the Registrar of Corporate Affairs in the British Virgin Islands.

5. Representations and Warranties. Pledgor hereby represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

(a) Authorization of Pledged Collateral. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. The Pledged Debt has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes, to the extent required hereunder, have been delivered to the Collateral Agent) and is not in default.

(b) Title. Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock.

(c) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any governmental authority, the issuer of any Pledged Capital Stock, the obligor of any Pledged Debt or third party is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by any Secured Party of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Pledged Collateral. The taking of possession by the Collateral Agent of the certificates or instruments (if any) representing the Pledged Collateral and the relevant instruments of transfer and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in all Pledged Collateral consisting of Certificated Securities and Instruments. Upon the filing of a UCC financing statement describing the Pledged Collateral in the applicable filing office in the State of Texas, and the filing of such other documents and/or the taking by Pledgor of such other actions as may be required in Pledgor’s jurisdiction of organization and/or in the jurisdiction of organization of any applicable obligor, issuer, partnership or limited liability company in order to perfect such security interest, the Collateral Agent shall have a first priority perfected security interest in (i) all Pledged Debt not evidenced by an Instrument and (ii) in all Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute Securities under Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by Pledgor, the Collateral Agent and the applicable

Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting Control to the Collateral Agent over such Pledged Collateral, the Collateral Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section 5(e), no action is necessary to perfect the Collateral Agent’s security interest.

6. Covenants. Pledgor hereby covenants and agrees with the Collateral Agent that Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens; and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Collateral or any interest therein, except as permitted under the Indentures.

(b) Further Assurances. Subject to the terms of the Indentures, promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, executing and delivering one or more control agreements reasonably acceptable to the Collateral Agent, and filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral) and (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted under the Indentures.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

7. Performance of Obligations; Advances by Collateral Agent. (a) On failure of Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, but shall not be required to, perform or cause to be performed the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than in either case a Permitted Lien), expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Pledgor promptly upon timely notice thereof and demand therefor and shall constitute additional Secured Obligations. No such performance of any covenant or agreement by the Collateral Agent on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve Pledgor of any default under the terms of this Pledge Agreement or either Indenture. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time.

(b) Pledgor covenants and agrees to indemnify the Collateral Agent to the same extent as each of the Original Trustee and the New Trustee is indemnified under the terms of the applicable

Indenture by Pledgor, for any claims, costs, liabilities or expense of any kind (including the fees and expenses of counsel) arising out of or in connection with performance of its duties hereunder or with respect to the Escrow Agreement, dated as of December 12, 2005, among Pledgor, the Original Trustee and The Bank of New York, as escrow agent (as amended, restated, supplemented or otherwise modified from time to time), and such expenses shall, until paid in full, constitute additional Secured Obligations.

8. Events of Default. The occurrence of an event which under the Original Indenture would constitute an “Event of Default” (as defined in the Original Indenture), or the occurrence of an event which under the New Indenture would constitute an “Event of Default” (as defined in the New Indenture), in each case shall be an event of default hereunder (each such event, an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein and in the applicable Indenture, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of a Note may, in such event, bid for the purchase of such Pledged Collateral. Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Pledgor, in accordance with Section 16 at least ten (10) days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above, shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Collateral Agent or any holder of the Notes may, in such event, bid for the purchase of such Pledged Collateral, in each case except to the extent limited or prohibited by applicable law.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or any other Secured Party are legally entitled, Pledgor shall be liable for the deficiency, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them, any of the Collateral Agent’s rights or the Secured Obligations under this Pledge Agreement or under either Indenture.

(g) Enforcement Not Limited. It is understood and agreed that (i) upon the occurrence and during the continuation of an “Event of Default” (as defined in the Original Indenture), the Original Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by the Original Indenture and applicable law, any enforcement action with respect to the Note Obligations (as defined in the Original Indenture) and the Pledged Collateral in such order and manner as it may determine in its sole discretion and (ii) upon the occurrence and during the continuation of an “Event of Default” (as defined in the New Indenture), the New Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by the New Indenture and applicable law, any enforcement action with respect to the Note Obligations (as defined in the New Indenture) and the Pledged Collateral in such order and manner as it may determine in its sole discretion; provided that, (i) the Original Trustee and the New Trustee shall cooperate in good faith with the Collateral Agent in the orderly administration of the Pledged Collateral in connection with an exercise of remedies hereunder or under the applicable Indentures and (ii) all proceeds of the Pledged Collateral (howsoever realized and whomsoever realizing the same) shall in any event be applied ratably to the Secured Obligations in accordance with Section 11 hereof.

10. Rights of the Collateral Agent.

(a) Power of Attorney. Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of Pledgor, all as the Collateral Agent may reasonably determine in respect of the Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem to be reasonably appropriate;

(iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any of the Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer or obligor thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the applicable Indenture pursuant to the stated terms thereof) remain outstanding. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Collateral Agent, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Indentures.

(ii) Subject to subsection (e) of this Section 10, upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Capital Stock and other dividends constituting Pledged Collateral which are required to be delivered to the Collateral Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Indentures.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f) Release of Pledged Collateral. The Collateral Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds.

(a) After the exercise of remedies by (i) the Collateral Agent, (ii) the Original Trustee (or the holders of the Original Notes under Section 6.5 of the Original Indenture), or (iii) the New Trustee (or the holders of the New Notes under Section 6.5 of the New Indenture), any proceeds of the Pledged Collateral, when received by the Collateral Agent or any other Secured Party in cash or its equivalent, will be applied ratably in reduction of the outstanding Secured Obligations (and, as to the Secured Obligations in respect of the Original Indenture, in the order of priority set forth in the Original Indenture and, as to the Secured Obligations in respect of the New Indenture, in the order of priority set forth in the New Indenture), and Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

(b) In the event that the Collateral Agent receives the proceeds of any Pledged Collateral pursuant to any exercise of remedies hereunder or under the Indentures or the Security Documents, and any outstanding Secured Obligations with respect to which such proceeds are to be applied are not yet due and payable under the applicable Indenture, the Collateral Agent shall hold such proceeds as additional Pledged Collateral security and will deposit such proceeds in a segregated non-interest bearing account, to be applied in reduction of such Secured Obligations as such Secured Obligations become due and payable in accordance with the terms of the applicable Indenture.

(c) Any Pledged Collateral, including without limitation any such Pledged Collateral constituting proceeds, that may be received by the Original Trustee or holders of the Original Notes in violation of this Pledge Agreement or the Indentures shall be segregated and held in trust and promptly paid over to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the same form as received, with any necessary endorsements, and the Original Trustee hereby authorizes the Collateral Agent to make any such endorsements as agent for the Original Trustee and the holders of the Original Notes (which authorization, being coupled with an interest, is irrevocable until such time as this Pledge Agreement is terminated in accordance with its terms). Any Pledged Collateral, including without limitation any such Pledged Collateral constituting proceeds, that may be received by the New Trustee or holders of the New Notes in violation of this Pledge Agreement or the Indentures shall be segregated and held in trust and promptly paid over to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the same form as received, with any necessary endorsements, and the New Trustee hereby authorizes the Collateral Agent to make any such endorsements as agent for the New Trustee and the holders of the New Notes (which authorization, being coupled with an interest, is irrevocable until such time as this Pledge Agreement is terminated in accordance with its terms).

12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then Pledgor agrees to promptly pay the costs and expenses of the Collateral Agent in accordance with the terms of the Indentures, all of which costs and expenses shall constitute Secured Obligations hereunder.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the applicable Indenture pursuant to the stated terms thereof) remain outstanding. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents prepared by and reasonably requested by Pledgor evidencing such termination. Upon any sale, lease, transfer or other disposition of any item of Pledged Collateral of Pledgor in accordance with the terms of the Indentures, the Collateral Agent will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the release of such item of Pledged Collateral from the assignment and security interest granted hereby. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Collateral Agent or any other Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

(c) Upon the payment in full of the Secured Obligations in respect of the Original Indenture, the Collateral Agent and the Original Trustee, on behalf of itself and the holders of the Original Notes, shall promptly execute and deliver such customary release documents and instruments and shall take such further actions (including any amendments hereto) as Pledgor shall reasonably request to evidence the release of the Liens hereunder in favor of the Original Trustee and the holders of the Original Notes.

(d) Upon the payment in full of the Secured Obligations in respect of the New Indenture, the Collateral Agent and the New Trustee, on behalf of itself and the holders of the New Notes, shall promptly execute and deliver such customary release documents and instruments and shall take such further actions (including any amendments hereto) as Pledgor shall reasonably request to evidence the release of the Liens hereunder in favor of the New Trustee and the holders of the New Notes.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may be amended, waived, modified, changed, discharged or terminated only by a written instrument signed by the parties hereto.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon Pledgor and its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the

Collateral Agent and the other Secured Parties and their respective successors and permitted assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Agent.

16. Notices. Any notice, consent, or other communication required or permitted to be given under this Pledge Agreement to the Collateral Agent or Pledgor must be in writing in the English language and delivered in person, by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Collateral Agent:	The Bank of New York Mellon
101 Barclay Street – 4 East
New York, NY 10286
Fax No.: 212-815-5802 (or 5803)
Attention: Global Structured Finance

To Pledgor:	Transmeridian Exploration Inc.
c/o Transmeridian Exploration Incorporated
5847 San Felipe, Suite 4300
Houston, Texas 77057
Telephone: 713-458-1100
Fax No.: 713-781-6593
Attention: Chief Financial Officer

with a copy to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002-5200
Telephone: 713-220-5800
Fax No.: 713-236-0822
Attention: James L. Rice III

Any such notice, consent, or other communication shall be deemed to have been given when delivered in person, sent by confirmed fax or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

17. Counterparts. This Pledge Agreement may be executed in counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Pledge Agreement by telecopy or in “pdf” or similar format by electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Collateral Agent.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Pledge Agreement and the Indentures represent the entire agreement of the parties hereto and thereto with respect to the subject matter herein, and supersede all prior agreements and understandings, oral or written, if any, including any correspondence relating to this Pledge Agreement or either Indenture or the transactions contemplated herein and therein; provided that the Original Trustee shall not be charged with knowledge of any provisions of the New Indenture or any “Security Documents” (as defined in the New Indenture) and the New Trustee shall not be charged with knowledge of any provisions of the Original Indenture or any “Security Documents” (as defined in the Original Indenture).

22. Rights of Note Holders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Original Trustee or (subject to the terms of Section 6.5 of the Original Indenture) the holders of the Original Notes or by the New Trustee or (subject to the terms of Section 6.5 of the New Indenture) the holders of the New Notes, subject in any such case to the proviso to Section 9(g) hereof.

23. Security Documents Condition. The Original Trustee, the New Trustee and the Collateral Agent hereby acknowledge and agree that the amendments to the Existing Pledge Agreement set forth herein are in form and substance satisfactory to the Original Trustee and the New Trustee and constitute, and include all of, such amendments to the Existing Pledge Agreement as the Collateral Agent, the Original Trustee and the New Trustee have determined are necessary or desirable to provide that the Collateral securing the Original Notes will also secure the New Notes on a equal and ratable basis.

24. Operation of Amendments. Upon the execution and delivery of this Pledge Agreement by the parties hereto, this Pledge Agreement will become effective, but the amendments to the Existing Pledge Agreement effected hereby will not become operative until the Original Notes are accepted for payment and exchange in the exchange offer described in the Solicitation Statement.

[Remainder of Page Intentionally Blank]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

TRANSMERIDIAN EXPLORATION INC., a British Virgin Islands company

By:	/s/ Earl W. McNiel
Name: Earl W. McNiel Title: Duly Authorized Attorney

[Signature Page to Issuer Pledge Agreement]

Accepted and agreed to as of the date first above written.

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON

By:	/s/ Vanessa Mack
Name: Vanessa Mack Title: Vice President

ORIGINAL TRUSTEE:

THE BANK OF NEW YORK MELLON

By:	/s/ Vanessa Mack
Name: Vanessa Mack Title: Vice President

NEW TRUSTEE:

THE BANK OF NEW YORK MELLON

By:	/s/ Vanessa Mack
Name: Vanessa Mack Title: Vice President

[Signature Page to Issuer Pledge Agreement]

Schedule 2(a)

Issuer	Pledgor	Issuer’s Jurisdiction of Formation	% of Ownership Interest
Transmeridian (Kazakhstan) Incorporated	Transmeridian Exploration Inc.	British Virgin Islands	100%
Bramex Management, Inc.	Transmeridian Exploration Inc.	British Virgin Islands	100%

Schedule 2(b)

Obligor	Description of Debt	Outstanding Principal Amount
JSC Caspi Neft TME	Intercompany loan	$145,900,448